EXHIBIT 99.1

SLR Investment Corp. Announces Quarter Ended September 30, 2021 Financial Results; Strong Q3 Origination Pace Continues into Fourth Quarter; Declares Quarterly Distribution of $0.41 Per Share for Q4, 2021

NEW YORK, Nov. 03, 2021 (GLOBE NEWSWIRE) -- SLR Investment Corp. (NASDAQ: SLRC) (the “Company” or “SLRC”), today reported net investment income of $15.0 million, or $0.36 per share, for the third quarter of 2021.

At September 30, 2021, net asset value (NAV) was $20.20 per share.

The Board declared a fourth quarter distribution of $0.41 per share payable on January 5, 2022 to stockholders of record as of December 16, 2021. The specific tax characteristics will be reported to stockholders on Form 1099 after the end of the calendar year.

HIGHLIGHTS:

At September 30, 2021:

Comprehensive Investment portfolio* fair value: $2.01 billion
Number of portfolio companies: >600*
Net assets: $853.5 million
Net asset value per share: $20.20
Net debt-to-equity: 0.79x

Comprehensive Investment Portfolio Activity** for the Quarter Ended September 30, 2021:

Investments made during the quarter: $358.0 million
Investments prepaid and sold during the quarter: $260.5 million

Operating Results for the Quarter Ended September 30, 2021:

Net investment income: $15.0 million
Net investment income per share: $0.36
Net realized and unrealized losses: $1.6 million
Net increase in net assets from operations: $13.4 million
Earnings per share: $0.32

* The Comprehensive Investment Portfolio for the quarter ended September 30, 2021 is comprised of SLRC’s investment portfolio, SLR Credit Solutions’ (“SLR-CS”) full portfolio, SLR Equipment Finance’s (“SLR-EF”) full portfolio and Kingsbridge Holdings, LLC’s (“KBH”) full portfolio, and excludes the Company’s fair value of the equity interests in SLR-CS, SLR-EF and KBH and also excludes SLRC’s loan to KBH.

** Comprehensive Portfolio Activity for the quarter ended September 30, 2021 includes gross originations through SLR-CS, SLR-EF and KBH.

“SLRC achieved meaningful portfolio growth during the third quarter, fueled by an attractive sponsor finance environment for cash flow senior secured loans across the healthcare, software and financial services sectors,” said Michael Gross, Co-CEO of SLR Investment Corp. “As a result of our portfolio’s strong foundation and sizable investment pipeline, we expect to achieve further growth in Q4, positioning us for future increases to investment income.”

“Elevated levels of investment activity across our investment verticals have continued in the fourth quarter, driving SLRC’s net leverage to an estimated 0.9x debt-to-equity based on investments funded through November 1, 2021,” said Bruce Spohler, Co-CEO of SLR Investment Corp. “We expect that as existing commitments are funded, SLRC will approach the mid-point of its target leverage range.”

Conference Call and Webcast

The Company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Thursday, November 4, 2021. All interested parties may participate in the conference call by dialing (844) 889-7786 approximately 5-10 minutes prior to the call, international callers should dial (661) 378-9930. Participants should reference SLR Investment Corp. and the participant passcode of 7479197 when prompted. A telephone replay will be available until November 18, 2021 and can be accessed by dialing (855) 859-2056 and using the passcode 7479197. International callers should dial (404) 537-3406. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through SLR Investment’s website, www.slrinvestmentcorp.com. To listen to the webcast, please go to the Company's website prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay of the webcast will be available soon after the call.

Comprehensive Investment Portfolio

Investment Activity

During the three months ended September 30, 2021, SLRC had total originations of $358.0 million and repayments and amortization of $260.5 million across its five core business units: cash flow, asset-based, equipment finance, life science lending, and corporate leasing resulting in net portfolio growth of $97.5 million to the comprehensive portfolio.

The investment activity of our Comprehensive Investment Portfolio for the quarter ended September 30, 2021 was as follows:

Comprehensive Investment Portfolio Activity (1) – Q3 2021 (in millions)
Asset Class	Cash Flow Loans	Asset-based Loans / SLR-CS(2)	Equipment Financings / SLR-EF(3)	Life Science Loans	Corporate Leasing / KBH(4)	Total Portfolio Activity
Originations	$140.0	$93.5	$47.6	$20.3	$56.6	$358.0
Repayments / Amortization	$18.2	$75.6	$42.0	$54.2	$70.5	$260.5
Net Portfolio Activity	$121.8	$17.9	$5.6	($33.9)	($13.9)	$97.5

(1) Total Portfolio Activity includes gross originations/repayments across each business unit.
(2) Includes SLR-CS’ full portfolio and asset-based loans on the Company’s balance sheet.
(3) Includes SLR-EF’s full portfolio and equipment financings on the Company’s balance sheet.
(4) Gross origination and repayment activity for KBH’s portfolio.

Portfolio Composition

Our Comprehensive Investment Portfolio composition by business unit at September 30, 2021 was as follows:

Comprehensive Investment Portfolio Composition (at fair value)	Amount		Weighted Average Asset Yield(5)
	($mm)%
Cash Flow Senior Secured Loans	$456.4	22.7%	7.9%
Asset-Based Senior Secured Loans / SLR-CS1)	$403.1	20.1%	12.2%
Equipment Senior Secured Financings / SLR-EF(2)	$321.6	16.0%	9.7%
Life Science Senior Secured Loans	$236.2	11.8%	9.6%(6)
Corporate Leasing / KBH(3)	$578.3	28.8%	10.2%(7)
Total Senior Secured Loans	$1,995.6	99.4%	9.9%
Equity and Equity-like Securities	$12.5	0.6%
Total Comprehensive Investment Portfolio	$2,008.1	100%
Floating Rate Investments(4)	$1,098.7	54.9%
First Lien Senior Secured Loans	$1,919.7	95.6%
Second Lien Senior Secured Cash Flow Loans	$46.3	2.3%
Second Lien Senior Secured Asset-Based Loans	$29.6	1.5%

(1) Includes SLR-CS’ full portfolio and asset-based and lender finance loans on the Company’s balance sheet and excludes the Company’s equity investment in SLR-CS.
(2) Includes SLR-EF’s full portfolio and equipment financings on the Company’s balance sheet and excludes the Company’s equity investments in SLR-EF.
(3) Includes KBH’s full portfolio and excludes the Company’s equity and debt investments in KBH.
(4) Floating rate investments calculated as a percent of the Company’s income-producing Comprehensive Investment Portfolio. The majority of fixed rate loans are associated with SLR-EF and leases associated with KBH. Additionally, SLR-EF and KBH seek to match-fund their fixed rate assets with fixed rate liabilities.
(5) The weighted average asset yield for cash flow, asset-based and life science loans on balance sheet is based on a yield to maturity calculation. The weighted average yield for equipment financing and SLR-CS asset-based loans is calculated based on the expected average life of a loan for each asset class.
(6) Life Science yields exclude the impact of success fees and/or warrants.
(7) Represents the annualized Q3 2021 dividend yield at cost on SLRC’s equity investment in KBH.

The Comprehensive Investment Portfolio is diversified across over 600 unique borrowers in over 75 industries and with an average exposure of $3.3 million, or 0.2% per issuer.

At September 30, 2021, 99.4% of the Company’s Comprehensive Investment Portfolio was invested in senior secured loans, comprised of 95.6% first lien senior secured loans and approximately 3.8% second lien senior secured loans of which 2.3% were second lien cash flow loans and 1.5% were second lien asset-based loans.

The weighted average yield at fair value of all income-producing investments in the Comprehensive Portfolio was 9.9% at September 30, 2021.

SLR Investment Corp. Portfolio

Asset Quality

As of September 30, 2021, 98.7% and 98.2% on a fair value basis and cost basis, respectively, of the Company’s portfolio was performing.

The Company puts its greatest emphasis on risk mitigation and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Company formally rates each portfolio investment on a scale of one to four, with one representing the least amount of risk.

As of September 30, 2021, the composition of our portfolio, on a risk ratings basis, was as follows:

Internal Investment Rating	Investments at Fair Value ($mm)	% of Total Portfolio
1	$246.7	15.2%
2	$1,322.4	81.4%
3	$55.4	3.4%
4	$0.0	0.0%

Investment Income Contribution by Business Unit

Business Unit Contribution to Gross Investment Income (1) (in millions)
For the Quarter Ended:	Cash Flow Lending	Asset-based Lending / SLR-CS	Equipment Financing / SLR-EF	Life Science Lending	Corporate Leasing	Total
9/30/2021	$6.7	$7.4	$4.3	$8.6	$5.2	$32.2
% Contribution	21.0%	22.9%	13.3%	26.8%	16.0%	100.0%

(1) Investment Income Contribution by Business Unit includes interest income/fees from cash flow loans on balance sheet, income/fees from asset-based loans on balance sheet and distributions from SLR-CS, income/fees from equipment financings and distributions from SLR-EF, distributions from KBH, and income/fees from life science loans.

SLR Investment Corp.’s Results of Operations for the Quarter Ended September 30, 2021 compared to the Quarter Ended September 30, 2020.

Investment Income

For the fiscal quarters ended September 30, 2021 and 2020, gross investment income totaled $32.2 million and $28.9 million, respectively. The increase in gross investment income for the year over year three month periods was primarily due to growth in the income producing portfolio.

Expenses

Expenses totaled $17.2 million and $14.6 million, respectively, for the quarters ended September 30, 2021 and 2020. The increase in expenses for the year over year period was primarily driven by a larger income producing investment portfolio which resulted in higher management and incentive fees as well as higher interest costs.

Net Investment Income

The Company’s net investment income totaled $15.0 million and $14.3 million, or $0.36 and $0.34 per average share, respectively, for the fiscal quarters ended September 30, 2021 and 2020.

Net Realized and Unrealized Gains (Losses)

Net realized and unrealized gains (losses) for the fiscal quarters ended September 30, 2021 and 2020 totaled ($1.6) million and $4.4 million, respectively.

Net Increase in Net Assets Resulting From Operations

For the quarters ended September 30, 2021 and 2020, the Company had a net increase in net assets resulting from operations of $13.4 million and $18.6 million, respectively. For the quarters ended September 30, 2021 and 2020, earnings per average share were $0.32 and $0.44, respectively.

Liquidity and Capital Resources

Unsecured Debt

On September 14, 2021, the Company closed a private offering of $50 million of unsecured notes with a fixed interest rate of 2.95% and a maturity date of March 14, 2027. At September 30, 2021, approximately 69% of the Company’s funded debt, or $496 million, was comprised of fixed rate unsecured notes.

Credit Facilities

At September 30, 2021, the Company had borrowings of $193.5 million and $28.2 million, respectively, under its $620 million and $50 million revolving credit facilities. The $193.5 million drawn on the Company’s $620 million credit facility is comprised of $118.5 million revolver and $75 million term loan.

Leverage

On September 30, 2021, the Company’s net debt-to-equity was 0.79x. SLRC’s current leverage provides a significant cushion to its regulatory asset coverage limit of 2.0x debt-to-equity as well as its target leverage ratio of 0.9x – 1.25x.

Unfunded Commitments

At September 30, 2021, excluding commitments to SLR-CS and SLR-EF, the Company had unfunded commitments of approximately $151.7 million.

Financial Statements and Tables

SLR Investment Corp.
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except share amounts)

	September 30, 2021 (unaudited)	December 31, 2020

Assets
Investments at fair value:
Companies less than 5% owned (cost: $924,613 and $832,507, respectively)	$915,687	$822,298
Companies more than 25% owned (cost: $717,531 and $724,428, respectively)	708,862	709,653
Cash	39,999	8,779
Cash equivalents (cost: $419,994 and $379,997, respectively)	419,994	379,997
Dividends receivable	9,019	7,927
Interest receivable	5,640	6,478
Receivable for investments sold	204	255
Prepaid expenses and other assets	611	571
Total assets	$2,100,016	$1,935,958
Liabilities
Debt ($717,740 and $677,000 face amounts, respectively, reported net of unamortized debt issuance costs of $4,414 and $5,549, respectively.)	$713,326	$671,451
Payable for investments and cash equivalents purchased	496,798	380,038
Distributions payable	17,327	17,327
Management fee payable	7,142	6,535
Performance-based incentive fee payable	698	792
Interest payable	6,591	3,416
Administrative services payable	2,152	1,946
Other liabilities and accrued expenses	2,492	2,430
Total liabilities	$1,246,526	$1,083,935
Commitments and contingencies
Net Assets
Common stock, par value $0.01 per share, 200,000,000 and 200,000,000 common shares authorized, respectively, and 42,260,826 and 42,260,826 shares issued and outstanding, respectively	$423	$423
Paid-in capital in excess of par	962,481	962,481
Accumulated distributable net loss	(109,414)	(110,881)
Total net assets	$853,490	$852,023
Net Asset Value Per Share	$20.20	$20.16

SLR Investment Corp.
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except share amounts)

	Three months ended
	September 30, 2021	September 30, 2020

INVESTMENT INCOME:
Interest:
Companies less than 5% owned	$19,202	$20,922
Companies more than 25% owned	2,834	1,355
Dividends:
Companies less than 5% owned	—	14
Companies more than 25% owned	9,078	6,094
Other income:
Companies less than 5% owned	1,044	462
Companies more than 25% owned	5	4
Total investment income	32,163	28,851
EXPENSES:
Management fees	$7,142	$6,176
Performance-based incentive fees	698	—
Interest and other credit facility expenses	7,127	6,510
Administrative services expense	1,435	1,572
Other general and administrative expenses	755	326
Total expenses	17,157	14,584
Net investment income	$15,006	$14,267
REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS, CASH EQUIVALENTS AND DEBT:
Net realized loss on investments and cash equivalents (companies less than 5% owned)	$(127)	$(278)

Net change in unrealized gain (loss) on investments, cash equivalents and net change in unrealized (gain) loss on debt:
Companies less than 5% owned	(6,507)	2,903
Companies more than 25% owned	4,999	3,225
Debt	—	(1,500)
Net change in unrealized gain (loss) on investments, cash equivalents and debt	(1,508)	4,628
Net realized and unrealized gain (loss) on investments, cash equivalents and debt	(1,635)	4,350
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$13,371	$18,617
EARNINGS PER SHARE	$0.32	$0.44

About SLR Investment Corp.

SLR Investment Corp. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. A specialty finance company with expertise in several niche markets, the Company primarily invests directly and indirectly in leveraged, U. S. middle market companies in the form of cash flow senior secured loans including first lien and second lien debt instruments and asset-based loans including senior secured loans collateralized on a first lien basis primarily by current assets.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of our future performance, financial condition or results and involve a number of risks and uncertainties, including the impact of COVID-19 and related changes in base interest rates and significant market volatility on our business, our portfolio companies and the global economy. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with The Securities and Exchange Commission. SLR Investment Corp. undertakes no duty to update any forward-looking statements made herein, unless required to do so by applicable law.

Contact
SLR Investment Corp.
Investor Relations
(646) 308-8770